EXHIBIT 3.1

BYLAWS

OF THE

FEDERAL HOME LOAN BANK OF CHICAGO

as restated and effective ~~January 1, 2012~~March 24, 2015

ARTICLE I

OFFICES

Section 1. Principal Office:

The principal office of the Bank is to be located in the City of Chicago, County of Cook, State of Illinois or such location as the Board of Directors ("Board") may legally designate.

Section 2. Other Offices:

In addition to its principal office, the Bank may maintain offices at any other place, or places, designated by the Board.

ARTICLE II

STOCKHOLDERS' MEETING

Section 1. Annual Report and Meeting:

~~Following the close of each fiscal year, the officers of the Bank shall issue an Annual Report which shall make a full report of the financial condition of the Bank, of its progress for the preceding year, and shall outline a program for the succeeding year.~~ An annual meeting of the stockholders may be called by the Board. At any annual meeting, any appropriate business shall be transacted. The Board, or any officer thereof, may submit such matters to the stockholders' meeting as they may deem to be appropriate. The stockholders may discuss all of the affairs of the Bank and the situation in the district in reference to home financing, and make such recommendations, as to them may appear to be appropriate, to the Board or to the Federal Housing Finance Agency (“FHFA”) or to any successor regulator of the Federal Home Loan Banks.

Section 2. Special Meetings:

Special meetings of the stockholders for any purpose or purposes may be called by the President of the Bank or by the Board, or by the stockholders of the Bank entitled to cast one-fourth of the votes eligible to be cast at any such meeting.

Section 3. Time and Place of Meeting:

The Board may designate the time~~, day~~ and place for any annual meeting or any special meeting called by the Board. If a special meeting is called by the President or the stockholders, the Board shall designate the time~~, day~~ and place for such special meeting to be held not ~~less~~fewer than 15 days, nor more than ~~60~~60, days after such request ~~therefore~~therefor. Should the Board fail to act for a period of 30 days after the request for a special meeting, the Corporate Secretary shall designate a time~~, day~~ and place for such a meeting.

Section 4. Notice of Meeting:

The Corporate Secretary shall mail to each stockholder, at its last known address as shown on the books of the Bank, a notice of any annual or special meeting. Such notice shall be sent at least 10 days before such meeting and shall contain a statement of the purpose(s) and of the time~~, day~~ and place of the meeting. Such notice by mail shall be deemed given at the time when the notice is deposited in the mail, postage prepaid.

Section 5. Organization:

At each meeting of the stockholders, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board or, in the absence of both, the President, shall act as chairman of the meeting. The Corporate Secretary or, in the Corporate Secretary’s absence, the person whom the chairman of the meeting shall appoint to act as secretary, shall keep the minutes of the meeting.

Section ~~5.~~6. Quorum:

The stockholders present shall constitute a quorum for the transaction of any business at a meeting of the stockholders.

Section ~~6.~~7. Voting:

Each stockholder of the Bank shall be entitled at every meeting of the stockholders to cast one vote, by one of its officers or other duly authorized person, for the transaction of any business coming before the meeting. The stockholders of the Bank shall be entitled to vote for the election of directors of the Bank in accordance with the Bank’s Capital Plan, adopted by the Board and approved by the FHFA (“Capital Plan”), and the regulations issued by the FHFA (“Regulations”). The stockholders shall also be entitled to vote with respect to such other matters as may be provided for in the Capital Plan in effect from time to time, in accordance with the provisions set forth in such Plan.

ARTICLE III

DIRECTORS

Section 1. General Powers:

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Bank shall be managed under the direction of, the Board.

Section 2. Number and Qualifications:

The Board shall consist of such persons as may be provided by the Federal Home Loan Bank Act, as amended ("Act"), and as otherwise designated by the FHFA. Directors are divided into two classes: (1) those who are officers or directors of a member institution ~~which~~that is located in the Bank’s district, and who represent members located in a particular state, and are elected by a plurality of the votes of the members of a state located in the district (“Member Directors”); and (2) those who are elected by a plurality of the votes of the members of the Bank at large from among eligible persons nominated by the Board after consultation with the Bank's Community Investment Advisory Council (“Independent Directors”). Member Directors must constitute at least a majority of the Board. Independent Directors must comprise not fewer than 40% of the members of the Board and at least two of the Independent Directors must also qualify as public interest directors. Annually, the Board shall determine how many, if any, of the independent directorships with terms beginning the following January 1 shall be public interest directorships, provided the Bank at all times has at least two public interest directorships. The directors shall be nominated and elected in such manner and for such terms of office ~~in accordance with~~and maintain the eligibility requirements ~~of~~as set forth in the Act and Regulations.

Section 3. Nomination and Election of Independent Directors:

In accordance with the requirements of the Act and the Regulations, and the procedures established by the Corporate Secretary, the Bank shall notify members that it is seeking nominations for open independent directorships. The Bank shall review any nominations submitted by stockholders or other interested parties for such open independent directorships to ensure such individuals meet the eligibility requirements and any knowledge or experience qualifications for such directorships. Upon verification that a nominee meets the eligibility requirements, the Bank will review the nominees with the Board. The Board shall consult with the Community Investment Advisory Council before nominating any individual for any independent directorship. Prior to announcing any independent director nominee, the Bank shall deliver to the FHFA, for its review, the application form submitted by the nominee. ~~An Independent Director is elected to the Board by a plurality vote of the stockholders at large.~~

Section 4. Regular Meetings:

~~Stated~~Regular meetings of the Board may be held at such time and place as shall be determined from time to time by the Board; provided, however, that such meetings shall be held at least quarterly. ~~Stated~~ Regular meetings may be held without notice thereof, or the Board may direct the giving of ~~five days'~~ notice of regular meetings to each director pursuant to the notice provisions of Section 7 of this Article.

Section 5. Special Meetings:

Special meetings of the Board may be called by its Chairman or the President ~~of the Bank on at least five days' written notice or two days' electronic, facsimile or telephonic~~upon notice to each director pursuant to the notice provisions of Section 7 of this Article, and shall be called upon like notice on the written request of three directors stating the reasons ~~therefore. Whenever the person calling a special meeting shall determine that, in the interests of time and economy it is desirable, the special meeting shall be conducted by conference telephone at which all members of the Board attending the meeting are able to hear and be heard by all other persons so participating. The notice of such special meetings shall stipulate the time and place of such meetings, and shall contain a statement of the purpose or purposes of such meetings~~therefor. Such meetings may be held at any time and place without previous notice if all of the directors are in attendance, or notice may be waived by any director. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convenient.

[Text in Section 6 was moved from a prior section. Text was not changed significantly.]
Section 6. Telephone Meetings:

Whenever the Chairman of the Board or of a committee thereof, or the President, or, in their absence, the Corporate Secretary upon the request of any two members of the Board or of a committee thereof, shall determine that, in the interests of time and economy, it is desirable that a meeting of the Board or of a Board committee be so held, such meeting shall be conducted by video conferencing, conference telephone, or similar communications equipment by which all persons participating in the meeting can hear each other.

Section 7. Notice of Meeting:

Notice for any meeting of the Board, or for any meeting of any committee thereof, for which notice is required shall be given upon at least five days’ written or two days’ electronic, facsimile, or telephonic notice to each director. The notice shall stipulate the time and place of such meeting. In the case of regular Board meetings, no statement of purpose is required; in the case of all other meetings, the notice shall include a statement of the purpose(s) for such meeting. If notice is given by US or overnight mail, such notice shall be deemed given at the time when the notice is deposited in the mail, postage prepaid. If notice is given by e-mail, such notice shall be deemed to be delivered when the e-mail is sent to the last e-mail address provided to the Bank by each director. If notice is given by facsimile, such notice shall be deemed to be delivered when the notice has been transmitted with a machine-produced receipt of proper transmittal generated.

Section 8. Voting:

Actions of the Board or any committee thereof may be taken at a duly constituted meeting in person, or via electronic, telephonic, or other means as the Chairman may prescribe. In the case of electronic or telephonic voting, directors may vote by, respectively, sending their electronic vote to or telephoning the Corporate Secretary or other person as may be designated by the Chairman.

Section ~~6.~~9. Consent of Directors in Lieu of Meeting:

Unless otherwise restricted by applicable law or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or at any meeting of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including writings executed by electronic means, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section ~~7.~~10. Quorum:

At any regular or special meeting of the Board, a majority of the directors holding office shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time to another time and place until a quorum is present. Notice of the time and place of any such adjourned meeting shall be given to all of the directors, pursuant to the notice provisions of Section 7 of this Article, unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall be given only to the directors who were not present. A majority of the directors present at any meeting, a quorum being present, shall decide questions submitted for decision.

Section ~~8.~~11. Officers of the Board:

The officers of the Board shall be a Chairman and a Vice Chairman, elected by a majority of the Board from among the directors, and a Corporate Secretary. The term of offices of the Chairman and the Vice Chairman shall be two years. The Corporate Secretary of the Bank or, in that person's absence, the assistant secretary or such other officer as may be so designated by the Board, shall be the secretary of the Board and shall also act as secretary to the committees of the Board. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board. The Chairman~~, or in his absence the Vice Chairman, or in the absence of both of these officers, the President of the Bank, shall preside at all meetings of the stockholders.~~ shall be an ex officio member of each committee of the Board (other than the Executive & Governance Committee).

[Text in Section 12 was moved from a prior section. Text was not changed significantly.]
Section 12. Effect of Expiration of Term:

In the event the Chairman or Vice Chairman is elected to serve and that director’s term on the Board expires prior to the end of that director’s term as Chairman or Vice Chairman, and that director is not re-elected to a seat on the Board, then the Board shall, at the next stated meeting of the Board after the expiration of the Chairman’s or Vice Chairman’s term, elect a director to fill the remainder of the Chairman’s or Vice Chairman’s unexpired term.

Section 13. Resignations; Vacancies:

A director of the Bank may resign at any time by written notice to the Bank, including notice transmitted via electronic mail or facsimile. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. In the event of a vacancy in a directorship, the remaining members of the Board, by majority vote, shall elect a qualified replacement to fill the unexpired term of the vacant directorship, regardless of whether the remaining directors constitute a quorum of the Board.

[Text in Section 14 was moved from a prior section. Text was not changed significantly.]
Section 14. Designation of Acting Chairman or Vice Chairman; Removal:

Upon the request of any member of the Board or the President, the Chairman, the Vice Chairman, or the President may convene a meeting of the Executive & Governance Committee to determine whether: (a) the Chairman or the Vice Chairman is not available to carry out the requirements of that office for any period; or (b) the Chairman or Vice Chairman should be removed from office for good cause. Notice of such meeting shall be sent to all members of the Executive & Governance Committee and a copy provided to all other members of the Board pursuant to the notice provisions of Section 7 of this Article. At such meeting, the person calling the meeting shall report fully on the reason for the meeting. The Executive & Governance Committee shall be responsible for making a full investigation of the facts bearing on whether the Chairman or Vice Chairman is unavailable for any period or should be removed for good cause, and shall make a recommendation to the Board for any action with respect to the Chairman or Vice Chairman. Upon receiving such recommendation, the Board, by majority vote of all directors eligible to serve on the Board, may: (a) appoint an acting Chairman or Vice Chairman for the respective Chairman or Vice Chairman for such period as the Board shall determine, not to exceed the remaining term of the Chairman or Vice Chairman determined to be unavailable to carry out the responsibilities of office; or (b) remove the respective Chairman or Vice Chairman for good cause and appoint an acting Chairman or Vice Chairman until such time as the Board elects a Chairman or Vice Chairman to complete the term of the Chairman or Vice Chairman so removed. Removal of the Chairman or Vice Chairman shall not affect such individual’s right to continue as a director.

[Text in Section 15 was moved from a prior section. Text was not changed.]
Section 15. Compensation:

Members of the Board shall receive compensation for their services as provided for in a resolution or policy appropriately adopted by the Board from time to time, and may receive reimbursement of expenses incurred in respect of rendering such services, all compensation and expense reimbursement subject to the Act and the Regulations.

Section ~~9.~~16. Order of Business:

At all meetings of the Board, business shall be transacted in such order as, from time to time, the Board may determine. The Chairman of the Board, or in his absence the Vice Chairman, or in the absence of both of these officers, a chairman pro tempore selected by the Board, shall preside. The current edition of Robert's Rules of Order shall govern the conduct of business, except where inconsistent with these Bylaws.

Section ~~10.~~17. Committees:

In addition to the ~~Executive & Governance and~~ Audit ~~Committees~~Committee, which ~~are~~is governed~~, respectively,~~ by ~~Article IV and~~ Section ~~11~~19 of this Article of these Bylaws, the Board may delegate, subject to such conditions as the Board may determine, from time to time to suitable committees on an ad hoc or standing basis, any duties of the Board and such committees shall report to the Board when and as required; provided, however, that the following duties of the Board may not be delegated to a committee: (1) approval of annual business plan and budget; (2) declaration of dividends; (3) approval of compensation of directors or the President; (4) actions (to the extent permitted by law) regarding the merger, sale, or dissolution of the Bank; (5) amendment of the Bank's bylaws; and (6) such actions which, under applicable law, must be taken by the Board. Any committee may elect one or more subcommittees, consisting of two or more directors, for such term and having such duties, functions, and powers as the committee may, from time to time, prescribe. All actions taken by any subcommittee shall be reported to the committee at such times as the committee shall direct.

Section 18: Committee Membership/Meetings:

Committee membership shall be selected so as to employ the services as nearly as is feasible of all of the members of the Board. ~~Stated~~Regular meetings of committees may be held at such time and place as shall be determined from time to time by the chairman of the committee. ~~Stated~~Regular meetings may be held without notice thereof, or the chairman of the committee may direct the giving of ~~five days'~~ notice of regular meetings to each member pursuant to the notice provisions of Section 7 of this Article. Special meetings of a committee may be called by its ~~Chairman~~chairman or the President ~~of the Bank on at least five days' written notice or two days' electronic, facsimile or telephonic~~upon notice to each member pursuant to the notice provisions of Section 7 of this Article, and shall be called upon like notice on the written request of three members stating the reasons ~~therefore. Whenever the person calling a special meeting shall determine that, in the interests of time and economy it is desirable, the special meeting shall be conducted by conference telephone at which all members attending the meeting are able to hear and be heard by all other persons so participating. The notice of such special meetings shall stipulate the time and place of such meetings, and shall contain a statement of the purpose or purposes of such meetings~~therefor. Such meetings may be held at any time and place without previous notice if all of the members are in attendance, or notice may be waived by any member. At any regular or special meeting of a committee, a majority of the members shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time to another time and place until a quorum is present. Notice of the time and place of any such adjourned meeting shall be given to all of the committee members, pursuant to the notice provisions of Section 7 of this Article, unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall be given only to the committee members who were not present. A majority of the members present at any meeting, a quorum being present, shall decide questions submitted for decision. Any ex officio member of a committee shall not be counted in determining the number of members necessary to constitute a quorum but, if present, shall be counted for purposes of establishing a quorum at any meeting. If any member of a committee is unavailable for duty, any other member of the Board who may be selected by the Chairman of the Board or the chairman of the committee may serve and shall be empowered to act as an alternate member of the committee.

Section ~~11.~~19. Audit Committee

There shall be appointed by the Board an Audit Committee consisting of not ~~less~~fewer than five directors, whose duty it shall be to assist the Board in fulfilling its fiduciary responsibilities. The committee, with the assistance of the Bank's internal and outside auditors, shall oversee the Bank’s accounting, reporting, and financial practices, including the integrity of its financial statements, compliance with laws, regulations, policies, procedures, ethical standards, and public responsibilities and shall recommend such action as may be necessary to ~~assure~~ensure adequate administrative, operating, and internal accounting controls. The committee shall also review the performance of the General Auditor annually. The Board may further specify the duties and procedures of the Audit Committee through adoption of a charter for said Committee.

~~Section 12. Telephone Meetings:~~

~~Whenever the Chairman of the Board or the President of the Bank or, in their absence, the Corporate Secretary upon the request of any two members of the Board, shall determine that in the interest of time and economy it is desirable that a meeting of the Board be so held, such meeting shall be conducted by conference telephone. Telephone meetings shall be held only upon at least five days' written or two days' electronic or facsimile notice to each director, and such notice shall contain a statement of the purpose(s). Such meetings may be held without previous notice if all of the directors are in attendance, or notice may be waived by any director.~~

~~Section 13. Effect of Expiration of Term:~~

~~In the event the Chairman or Vice Chairman is elected to serve and that director’s term on the Board expires prior to the end of that director’s term as Chairman or Vice Chairman, and that director is not re-elected to a seat on the Board, then the Board shall, at the next stated meeting of the Board after the expiration of the Chairman’s or Vice Chairman’s term, elect a director to fill the remainder of the Chairman’s or Vice Chairman’s unexpired term.~~

~~Section 14. Compensation:~~

~~Members of the Board shall receive compensation for their services as provided for in a resolution or policy appropriately adopted by the Board from time to time, and may receive reimbursement of expenses incurred in respect of rendering such services, all compensation and expense reimbursement subject to the Act and Regulations.~~

~~Section 15. Vacancies:~~

 ~~In the event of a vacancy in a directorship, the remaining members of the Board, by majority vote, shall elect a qualified replacement to fill the unexpired term of the vacant directorship, regardless of whether the remaining directors constitute a quorum of the Board.~~

~~Section 16. Designation of Acting Chairman or Vice Chairman; Removal:~~

~~Upon the request of any member of the Board or the President of the Bank, the Chairman, the Vice Chairman, or the President may convene a meeting of the Executive & Governance Committee to determine whether: (a) the Chairman or the Vice Chairman is not available to carry out the requirements of that office for any period; or (b) the Chairman or Vice Chairman should be removed from office for good cause. Notice of the time, place and purpose of such meeting shall be sent to all members of the Executive & Governance Committee and a copy provided to all other members of the Board. Notice must be sent at least five days prior to the meeting if by overnight delivery or two days prior if by electronic mail or facsimile transmission. At such meeting, the person calling the meeting shall report fully on the reason for the meeting. The Executive & Governance Committee shall be responsible for making a full investigation of the facts bearing on whether the Chairman or Vice Chairman is unavailable for any period or should be removed for good cause, as well as determining the applicable standards for unavailability or good cause for removal. All Executive & Governance Committee members, except for the Chairman or the Vice Chairman who is the subject of such investigation, shall be permitted to participate in the deliberations and actions of the committee. The committee shall provide the Chairman or Vice Chairman who is the subject of the investigation reasonable opportunity to be heard and respond to the allegations. The Executive & Governance Committee shall promptly complete its investigation and report to the Board at a special or regular meeting on: (a) the request which initiated the process; (b) the committee’s determination of the facts and the applicable standards; and (c) the committee’s recommendation for any action with respect to the Chairman or Vice Chairman. Upon receiving such recommendation, the Board by majority vote of all directors eligible to serve on the Board may: (a) appoint an acting Chairman or Vice Chairman for the respective Chairman or Vice Chairman for such period as the Board shall determine, not to exceed the remaining term of the Chairman or Vice Chairman determined to be unavailable to carry out the responsibilities of office; or (b) remove the respective Chairman or Vice Chairman for good cause and appoint an acting Chairman or Vice Chairman until such time as the Board elects a Chairman or Vice Chairman to complete the term of the Chairman or Vice Chairman so removed. Removal of the Chairman or Vice Chairman shall not affect such individual’s right to continue as a director.~~

ARTICLE IV

~~EXECUTIVE & GOVERNANCE COMMITTEE~~

~~Section 1. Appointment & Composition:~~

~~Prior to its first meeting of each year, the Board shall select an Executive & Governance Committee consisting of not less than five members of the Board, the chairman of which shall be the Chairman of the Board. At such meeting, the Board shall also select members of the Board as alternate members of the Executive & Governance Committee. In the event that any member or members of the Executive & Governance Committee named by the Board are unavailable for duty, such alternates designated by the Chairman for any unavailable members may serve and shall be empowered to act as members of the committee.~~

~~Section 2. Powers:~~

~~During the intervals between the meetings of the Board, the Executive & Governance Committee shall possess and may exercise all of the powers of the Board, in the management and direction of the affairs of the Bank in all cases in which specific directions shall not have been given by the Board. All action taken by the Executive & Governance Committee on behalf of the Board shall be reported to the Board and ratified either by specific resolution or by approval of the Executive & Governance Committee minutes and shall be subject to revision and alteration by the Board; provided, that no rights of third parties shall be affected by any such revision or alteration. In addition, the Executive & Governance Committee shall be responsible for the following: (i) corporate governance; (ii) reviewing and making recommendations to the Board concerning the Bank's annual operating business plan and budget; (iii) overseeing the Bank's strategies; and (iv) overseeing and making recommendations to the Board concerning strategic plans and new businesses and products. Regular minutes of the proceedings of the Executive & Governance Committee shall be kept by the Corporate Secretary.~~

~~Section 3. Procedures:~~

~~A majority of the Executive & Governance Committee shall be necessary to constitute a quorum, and in every case the affirmative vote of a majority of the members of the Executive & Governance Committee shall be necessary for the passage of any resolution. The Executive & Governance Committee may fix its own rules of procedure, and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of its chairman or of the President of the Bank. In the event of an emergency, if all of the persons hereinbefore authorized to call a meeting of the Executive & Governance Committee are unavailable for duty, a meeting may be called by any other member of the Executive & Governance Committee. Whenever the person calling a meeting of the Executive & Governance Committee or the Executive & Governance Committee by resolution shall determine that in the interests of time and economy it is desirable, such meeting shall be conducted by conference telephone at which all members of the Executive & Governance Committee attending the meeting are able to hear and be heard by all other persons so participating. Minutes of telephone meetings of the Executive & Governance Committee shall be kept in the same manner as minutes of other meetings.~~

~~ARTICLE V~~

OFFICERS AND EMPLOYEES

Section 1. Officers:

The officers of the Bank may include a President, one or more Vice Presidents, a Treasurer, and a Corporate Secretary, all of whom shall be elected by the Board. One person may hold any two offices. The President shall be the chief executive officer of the Bank and, as such, shall be primarily responsible for the operation and management of the Bank; provided, however, in case of vacancy or incapacity, the Board may temporarily designate another officer of the Bank as the acting chief executive officer of the Bank. All officers shall hold office for one year or until their respective successors are elected and qualified. The Board may appoint such other officers as ~~they~~it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board or by the President. The Board shall adopt an appropriate resolution electing officers for the next calendar year. The designation of a specified term does not grant to the officer any contract rights, and the Board, in the case of the President, and the President in the case of all other officers, may remove the officer at any time prior to the expiration of such term. The officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board or by the President. They shall have full responsibility for the operation of the Bank under the direction of the Board. They shall make full report to committees of the Board of matters under consideration or to be considered by such committees and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting. When so designated by resolution of the Board, and under such direction as may be stated therein, the President, or other officers, may act as ex officio members of any standing committee of the Board; provided, however, that the presence of only one such ex officio member may be counted in determining the requirement of a quorum. The officers of the Bank designated by the Board may extend or deny credit and take such other action as is in conformity with the credit policy of the Bank. An officer may resign at any time by written notice to the Bank, including notice transmitted via electronic mail or facsimile. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. The Board shall have the power to fill any vacancy in any offices occurring from whatever reason.

Section 2. Employees and Legal Counsel:

There shall also be such other employees, ~~which~~who may include inside legal counsel, as the Board may authorize or whose appointment the Board may ratify~~;~~, and they shall have such duties as shall be assigned to them by the Board and by the President ~~of the Bank~~. The Board or the President may retain outside legal or other counsel, as may be deemed necessary from time to time.

Section 3. Compensation:

The Board shall adopt an appropriate resolution approving the compensation of the President to be effective during the next calendar year. The compensation of senior officers shall be reviewed and approved by the Board or a committee thereof having jurisdiction over personnel matters. The compensation of other officers and employees shall be established by the President in accordance with the budget approved by the Board.

ARTICLE ~~VI~~V

CAPITAL STOCK

Section 1. Issue of Stock:

The Bank shall issue, or cause to be issued, to each member stockholder, such shares of stock as may be acquired by such stockholder from time to time in accordance with the terms of the Capital Plan. The Bank shall maintain a book‑entry system whereby the Bank shall issue stock upon payment ~~therefore~~therefor, and the member stockholder shall acquire ownership interest in stock so issued, solely and exclusively by notation upon the books of the Bank of the number of shares of stock issued in the name of the member stockholder.

Section 2. Transfer of Stock:

Subject to the Act, Regulations, and the Capital Plan, shares of stock of the Bank shall be transferable only upon its books by the duly authorized representative of the owner, or owners, thereof as shown on the books of the Bank.

Section 3. Dividends:

Dividends may be declared by the Board in its discretion, out of retained earnings from current or prior periods remaining after all reserves and charge‑offs required under the Act have been provided for; provided, however, that such dividends shall be declared and paid subject to the provisions in the Act, the Regulations, the Capital Plan, and the Bank’s Retained Earnings and Dividend Policy.

ARTICLE ~~VII~~VI

GENERAL PROVISIONS

Section 1. Minutes:

Accurate minutes of all meetings of the stockholders of the Bank, of the Board, of the ~~Executive & Governance~~Audit Committee, and of all other committees of the Board~~,~~ shall be signed by the presiding officer and attested by the secretary officiating at such meetings. The original copies of the minutes shall be preserved by the Bank in minute books in custody of the Corporate Secretary of the Board and available to the FHFA or its examiners.

Section 2. Banking Hours:

The Bank shall be open for business for such hours as the Board or the President shall fix, and employees shall remain in performance of their duties for such hours as may be required by the Board or the President.

Section 3. Budget:

The President ~~of the Bank~~ shall prepare and submit to the Board a proposed budget for the following calendar year. The Board shall promptly consider the proposed budget and shall adopt a budget for the following calendar year.

Section 4. Surety Bonds:

The Bank shall maintain adequate surety bonds, covering all officers, employees, attorneys, or agents having control over or access to monies or securities owned by the Bank or in its possession. The Bank shall comply with all provisions of law as to maintenance of liability, compensation, or other insurance, and shall maintain such additional forms and amounts of insurance as the Board may, from time to time, determine.

Section 5. Signing of Papers:

All checks, contracts, deeds, bonds, assignments, releases, or other like documents or instruments of the Bank shall be signed in the name of the Bank by such of its officers or employees as may from time to time be authorized by the Board. When authorized by the Board, checks may be issued by the Bank bearing only the facsimile signature of the President of the Bank.

Section 6. Corporate Seal:

The seal of the Bank shall be in such form as is approved by the Board by resolution, and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The seal shall be in the charge of the Corporate Secretary and a duplicate may be kept and used by such officers as may be designated by the Corporate Secretary.

Section ~~6.~~7. Designation of Depositories:

The Board shall designate the trust company, or trust companies, bank or banks, in which shall be deposited the monies or securities of the Bank.

Section ~~7.~~8. Credit Policy:

The Board shall adopt and regularly review a policy governing the extension of credit to the members of the Bank ~~which~~that is consistent with the Act and the Regulations.

Section ~~8.~~9. Operations:

The Bank shall operate and do business within the provisions of the Act ~~and~~, the Regulations, its certificate of organization, these Bylaws, and such directives not inconsistent with the foregoing as the Board may from time to time adopt.

Section ~~9.~~10. Fiscal Year:

The fiscal year of the Bank shall begin on the first day of January.

Section ~~10.~~11. Indemnification and Limitations on Liability:

(a)	Definitions and ~~rules~~Rules of ~~construction~~Construction.

(1) Definitions for purposes of this ~~Bylaw.~~Section 11.

(i) Action. Any judicial, administrative, or investigative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

(ii) Bank. The Federal Home Loan Bank of Chicago.

(iii) Bank‑Related Office. Includes community organizations, non‑profit organizations, the Financial Institutions Retirement Fund, and any Bank employee benefit plans.

(iv) Bank System Office. Includes the following offices or entities: the Office of Finance, the FHFA, the Financing Corporation, and the Resolution Funding Corporation.

(v) Court. Includes, without limitation, any state or Federal court to which or in which any appeal or any proceeding for review is brought, or any administrative agency.

(vi) Final Judgment. A judgment, decree, or order ~~which~~that is not appealable or as to which the period for appeal has expired with no appeal taken.

(vii) Settlement. Includes entry of a judgment by consent or confession or plea of guilty or nolo contendere, or a stipulation of dismissal or other similar pleading filed with the trial court following the execution of a settlement agreement among the parties to the action.

(2)
References in this ~~Bylaw~~section to any individual or other person, including the Bank or Bank System Office, shall include any legal representatives, successors, assigns, executors, and administrators thereof. The provisions of this section shall apply to any application for indemnification of Bank personnel that is pending on, or filed after, the effective date of this Bylaw, without regard to whether the application for indemnification concerns actions taken prior to the effective date of this ~~Bylaw~~section.

(b)
General. Subject to paragraph (c) of this ~~Bylaw,~~Section 11, the Bank shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Bank for:

(1)	Any amount for which that person becomes liable under a judgment or settlement in such action; and

(2)
Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his rights under this ~~Bylaw~~section if he attains a favorable judgment in such enforcement action.

(c)	Requirements for ~~indemnification~~Indemnification of a ~~director, officer, or employee~~Director, Officer, or Employee of the Bank.

(1)	Subject to Section 10(c)(3) herein, indemnification shall be made to such person under paragraph (b) of this ~~Bylaw~~section only if:

(i) Final judgment on the merits is in his favor; or

(ii) In case of: (A) ~~Settlement~~settlement, (B) judgment against him, or (C) final judgment in his favor, other than on the merits, ~~if~~ a majority of a quorum of disinterested directors of the Bank duly adopts a resolution determining that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could reasonably have believed under the circumstances was in the best ~~interest~~interests of the Bank or its members.

(2)
Any director of the Bank having a personal interest in the application for indemnification shall be disqualified from voting on the resolution required under paragraph (c)(1)(ii) of this ~~Bylaw.~~Section 11. In the event that the necessary resolution cannot be duly adopted by a majority of a quorum of the Bank's disinterested directors, then the determination to indemnify under this ~~Bylaw~~section shall be made by independent legal counsel pursuant to the standard set forth in paragraph (c)(1)(ii) of this ~~Bylaw~~section.

(3)	The Bank shall not make any indemnification payments to such person under paragraph (b) of this ~~Bylaw~~Section 11 if such payment is prohibited by the FHFA.

(d)
Limitations on Liability of Directors, Officers, or Employees. A director, officer, or employee of the Bank shall have no liability for monetary damages directly or indirectly to any person other than the Bank or the FHFA (including, without limitation, any member, non‑member borrower, shareholder, director, officer, or agent of a member, or a non‑member borrower, director, officer, employee, or agent of the Bank, or contractor with or supplier to, the Bank) in respect of his acts or omissions in his capacity as a director, officer, or employee of the Bank or otherwise because of his position as a director, officer, or employee of the Bank, except for liability ~~which~~that may exist (1) for acts or omissions which involve intentional misconduct or a knowing and culpable violation of criminal law, (2) for acts or omissions which a director, officer, or employee believes to be contrary to the best interests of the Bank, or which otherwise involve bad faith on the part of the director, officer, or employee, or (3) for any transaction from which a director, officer, or employee derived an improper personal economic benefit.

(e)
Insurance. The Bank may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts committed in their capacity as directors, officers, or employees.

(f)	Advance Payment of Expenses.

(1)
Payments of reasonable costs and expenses (including reasonable attorneys' fees) shall be paid by the Bank as they are incurred in defending against any action, and in advance of any settlement or resolution of the action, within 30 days from the date of receipt by the Bank and its General Counsel of any person's written application for indemnification, including a certification and supporting statement of that person's belief that he ultimately may become entitled to indemnification under this ~~Bylaw~~Section 11 (“application for indemnification”); provided, however, if the Bank makes no payments for or takes no action regarding such costs and expenses within 30 days of its receipt of the application for indemnification, such nonpayment or nonaction shall be deemed a denial for such costs and expenses and the director, officer, or employee shall be entitled to make a claim under the Bank’s Director and Officer’s Insurance Policy. Notwithstanding the foregoing sentence, no such advance payment of incurred costs and expenses shall be made, or continued to be made, if a disinterested majority of a quorum of the Bank's directors reasonably concludes within 30 days of receipt of the application for indemnification that the director, officer, or employee ultimately would not likely become entitled to indemnification under this ~~Bylaw~~section. In the case of such a finding, advanced payments to which the director, officer, or employee is not entitled under this paragraph shall be reimbursed to the Bank.

(2)
Nothing in this paragraph shall prevent the directors of the Bank from imposing such contractual conditions on the advance payment of costs and expenses as they deem warranted to protect the interests of the Bank.

(3)
In any action in which advance payments have been made under this paragraph, and following termination of the action, whether by final judgment, settlement, or otherwise, within ~~thirty (~~30~~)~~ days of such termination, the Bank shall make a finding under this paragraph as to whether or not reimbursement should be made of the advance payments. Nothing in this paragraph shall prevent the due adoption of a resolution at any time prior to the termination of the action as to whether advance payment of expenses should or should not be made under this paragraph.

(g)
Indemnification Relating to Services Performed on Behalf of a Bank‑Related Office, a Bank System Office, or System Committee. For the purposes of paragraph (b) of this ~~Bylaw,~~Section 11, if an action is brought or threatened against a director, officer, or employee of the Bank because of that person's service to or on behalf of a Bank‑Related Office, a Bank System Office, or a Federal Home Loan Bank System committee, then the action shall be deemed to be brought or threatened because that person is or was a director, officer, or employee of the Bank then employing that person at the time the service was performed, and indemnification may accordingly be sought under the appropriate provisions of this ~~Bylaw~~section.

(h)
Nonexclusivity. The indemnification and insurance provided in this ~~Bylaw~~Section 11 shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of the disinterested directors of the Bank, or otherwise. If any portion of this ~~Bylaw~~section is deemed to be unenforceable for any reason, the remainder of this ~~Bylaw~~section shall remain in all respects enforceable. If, for any reason, the rights in paragraph (d) of this ~~Bylaw~~Section 11 are not available to any director, officer, or employee such director, officer, or employee shall be entitled to the rights afforded by the remainder of this ~~Bylaw~~section.

(i)	Effective Date. March 20, 1990.

Section ~~11.~~12. Actions Subject to Federal Housing Finance Agency:

All actions taken pursuant to these Bylaws are subject to the Act and the Regulations. Such actions ~~which~~that are subject to specific approval of the FHFA are not deemed effective until such approval is given.

Section ~~12.~~13. Amendment:

The Bylaws of the Bank may be amended by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, provided that each director shall have been given notice of the proposed amendment and of the form of such amendment at least five days preceding any meeting called for such purpose. The Bylaws may be amended by the affirmative vote of a majority of the Board at any regular meeting without written notice of the proposed amendment and of the form of the amendment being given to each ~~Director~~director, provided that the form of the proposed amendment has been submitted to the previous regular meeting of the Board and has been incorporated into the minutes of said meeting.

ARTICLE VII

EMERGENCY BYLAWS

Section 1. Emergency Bylaws:

This Article VII shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Bank conducts its business or customarily holds meetings of its Board, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition, as a result of which a meeting consisting of a quorum of the Board or, if one has been constituted, the Executive & Governance Committee thereof, cannot be readily convened as provided in Section 5 of Article III of these Bylaws (an “emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws. An emergency may be declared by any director or by any officer at the level of executive vice president or above calling a meeting under Section 2 of this Article VII, and such declaration shall be ratified by the act of the majority of the directors or committee members, as the case may be, present at such meeting at which a quorum, pursuant to Section 3 of this Article VII, is present. Such emergency shall terminate by the act of the majority of the directors or committee members, as the case may be, present at any meeting at which a quorum, pursuant to Section 3 of this Article VII or pursuant to Section 10 of Article III, is present. To the extent not inconsistent with the provisions of this Article, the bylaws provided in the preceding Articles shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article VII shall cease to be operative.

Section 2. Meetings:

During any emergency, a meeting of the Board, or any committee thereof, may be called by any director or by any officer at the level of executive vice president or above. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors, as defined in Section 3 of this Article VII, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. Quorum:

At any meeting of the Board, or any committee thereof, called in accordance with Section 2 of this Article VII, the presence or participation of two directors (who, in the case of a committee meeting, shall be members, including ex officio members, of such committee) shall constitute a quorum for the transaction of business.

Section 4. Bylaws:

At any meeting called in accordance with Section 2 of this Article VII, the Board or the committees thereof, as the case may be, may modify, amend, or add to the provisions of this Article VII, so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5. Emergency Vice Presidents:

The Board shall elect, at the first regular Board meeting of each fiscal year, three directors to serve as emergency vice presidents, for the purpose of assuming the duties of the President, should the President not be located or be unable to assume or continue normal executive duties under the circumstances set forth in Section 1 of this Article VII. The election shall designate the order of succession among the three emergency vice presidents. The director who assumes the duties of the President shall continue to serve until he resigns or until two-thirds of the other directors or officers who are then present at the then-acting office decide, in writing, that he is unable to perform his duties, or until the elected President, or another emergency vice president who is higher in the order of succession, shall become available to perform the duties of the President. Any party conducting business with the Bank may accept a written certification signed by three officers of the Bank as verification that a specific individual is acting as President, and any party receiving such a certification may consider said certification to remain in force until notified in writing signed by three Bank officers.

Section 6. Liability:

No officer, director, employee, or agent of the Bank acting in accordance with the provisions of this Article VII shall be liable for any action taken in good faith in accordance with the emergency bylaws.

Section 7. Repeal or Change:

The provisions of this Article VII shall be subject to repeal or change by further action of the Board, but no such repeal or change shall modify the provisions of Section 6 of this Article VII with regard to action taken prior to the time of such repeal or change.

Last amended: ~~December 15, 2011~~March 24, 2015

CERTIFICATION

I hereby certify that the above is a true and correct copy of the restated Bylaws of the Federal Home Loan Bank of Chicago adopted by the Board of Directors of the Federal Home Loan Bank of Chicago at a meeting held on ~~December 15, 2011,~~March 24, 2015, a quorum being present.

/s/ Peter E. Gutzmer____________________
Peter E. Gutzmer
Executive Vice President, General Counsel &
Corporate Secretary